VIRTUALSCOPICS, LLC
Index to Financial Statements
Page
Audited Financial Statements of VirtualScopics, LLC

Report of Independent Registered Public Accounting Firm	F-1
Report of Independent Accountants	F-1A
Statements of Financial Position at December 31, 2004 and 2003	F-2
Statements of Operations for the Years Ended December 31, 2004 and 2003	F-3
Statements of Changes in Members’ Equity for the Years Ended
December 31, 2004 and 2003	F-4-7
Statements of Cash Flows for the Years Ended December 31, 2004 and 2003	F-8-9
Notes to Financial Statements	F-10-20

Unaudited Financial Statements of VirtualScopics, LLC
Condensed Statement of Financial Position at June 30, 2005	F-21
Condensed Statements of Operations for the Six Months Ended
June 30, 2005 and 2004	F-22
Condensed Statement of Changes in Members’ Equity for the Six Months
Ended June 30, 2005	F-23-26
Condensed Statements of Cash Flows for the Six Months Ended
June 30, 2005 and 2004	F-27-28
Notes to Condensed Financial Statements	F-29-39

Unaudited Pro Forma Financial Information

Introduction to Pro Forma Condensed Combined Financial Statements	F-40
Pro Forma Condensed Combined Balance Sheet at June 30, 2005	F-41
Pro Forma Condensed Combined Statement of Operations for the Six Months
Ended June 30, 2005	F-42
Pro Forma Condensed Combined Statement of Operations for the Year Ended
December 31, 2004	F-43
Notes to Pro Forma Condensed Combined Financial Statements	F-44-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of VirtualScopics, LLC
Rochester, NY

We have audited the accompanying statement of financial position of VirtualScopics, LLC (the “Company”) as of December 31, 2004 and the related statements of operations, changes in members’ equity and cash flows for the year then ended. These financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VirtualScopics, LLC as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman llp

New York, New York
March 7, 2005
March 7, 2005

Report of Independent Accountants

To the Members
VirtualScopics, LLC

In our opinion, the accompanying statement of financial position and the related statement of operations, changes in members’ equity and cash flows present fairly, in all material respects, the financial position of VirtualScopics, LLC at December 31, 2003, and the result of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 24, 2004

VIRTUALSCOPICS, LLC

STATEMENTS OF FINANCIAL POSITION

ASSETS

	December 31,
	2004	2003

CURRENT ASSETS
Cash and cash equivalents	$3,538,446	$3,396,820
Accounts receivable	186,463	194,417
Prepaid expenses and other assets	185,294	379,303

Total Current Assets	3,910,203	3,970,540

PATENTS, Net	1,827,626	1,740,632

PROPERTY AND EQUIPMENT, Net	312,128	197,214

OTHER ASSETS	729,299	962,500

TOTAL ASSETS	$6,779,256	$6,870,886

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Due to members, including accrued interest	$72,000	$71,483
Accounts payable and accrued expenses	388,434	414,474
Unearned revenue	1,663,770	1,163,476

Total Current Liabilities	2,124,204	1,649,433

OTHER LIABILITIES
Due to members - noncurrent	256,634	313,113

TOTAL LIABILITIES	2,380,838	1,962,546

COMMITMENTS

MEMBERS' EQUITY
Members' contributions	11,229,386	9,388,222
Accumulated deficit	(6,830,968)	(4,479,882)

TOTAL MEMBERS' EQUITY	4,398,418	4,908,340

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$6,779,256	$6,870,886

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2004	2003

NET SALES	$2,516,351	$3,013,849

COST OF SERVICES	1,563,980	1,497,917

GROSS PROFIT	952,371	1,515,932

OPERATING EXPENSES
Research and development	1,238,665	693,766
Sales and marketing	496,360	540,728
General and administrative	1,566,835	1,375,378

TOTAL OPERATING EXPENSES	3,301,860	2,609,872

OTHER (EXPENSE) INCOME
Interest income	27,440	46,943
Interest expense	(29,037)	(32,721)

TOTAL OTHER (EXPENSE) INCOME	(1,597)	14,222

NET LOSS	$(2,351,086)	$(1,079,718)

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

		Member Units
	Options and Warrants	Common
	Amount	Units	Amount
BALANCE - January 1, 2003	$313,000	9,368,000	$231,436

Cash contributions - 2003
Trillium Entities	—	—	—
Various individual shareholders	—	—	—
Cost of equity contributions	—	—	—

Issuance of partnership interest for non-cash
contributions:
Trillium Entities	17,500	—	—

Issuance of stock options to non-employees	95,906	—	—

Redemption of warrants for common stock	—	92,000	920

Net loss	—	—	—

BALANCE - December 31, 2003	426,406	9,460,000	232,356

Cash contributions - 2004
Various individual shareholders	—	—	—
Cost of equity contributions	—	—	—

Issuance of stock options to non-employees	201,183	—	—

Exercise of warrants for common stock	—	1,425,458	1,396,949

Net loss	—	—	—

BALANCE - December 31, 2004	$627,589	10,885,458	$1,629,305

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY, Continued

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

Member Units
	Series A Preferred		Series B Preferred
	Units	Amount	Units	Amount
BALANCE - January 1, 2003	2,850,915	$2,000,000	1,378,102	$2,500,000

Cash contributions - 2003
Trillium Entities	—	—	—	—
Various individual shareholders	—	—	—	—
Cost of equity contributions	—	—	—	—

Issuance of partnership interest for non-cash
contributions:
Trillium Entities	—	—	—	—

Issuance of stock options to non-employees	—	—	—	—

Redemption of warrants for common stock	—	—	—	—

Net loss	—	—	—	—

BALANCE - December 31, 2003	2,850,915	2,000,000	1,378,102	2,500,000

Cash contributions - 2004
Various individual shareholders	—	—	—	—
Cost of equity contributions	—	—	—	—

Issuance of stock options to non-employees	—	—	—	—

Exercise of warrants for common stock	—	—	—	—

Net loss	—	—	—	—

BALANCE - December 31, 2004	2,850,915	$2,000,000	1,378,102	$2,500,000

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY, Continued

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Member Units
	Series C Preferred		Total
	Units	Amount	Units	Contributions
BALANCE - January 1, 2003	1,088,889	$2,422,705	14,685,906	$7,467,141

Cash contributions - 2003
Trillium Entities	555,555	1,250,000	555,555	1,250,000
Various individual shareholders	306,667	690,000	306,667	690,000
Cost of equity contributions	—	(133,245)	—	(133,245)

Issuance of partnership interest for non-cash
contributions:
Trillium Entities	—	—	—	17,500

Issuance of stock options to non-employees	—	—	—	95,906

Redemption of warrants for common stock	—	—	92,000	920

Net loss	—	—	—	—

BALANCE - December 31, 2003	1,951,111	4,229,460	15,640,128	9,388,222

Cash contributions - 2004
Various individual shareholders	117,771	265,000	117,771	265,000
Cost of equity contributions	—	(21,968)	—	(21,968)

Issuance of stock options to non-employees	—	—	—	201,183

Exercise of warrants for common stock	—	—	1,425,458	1,396,949

Net loss	—	—	—	—

BALANCE - December 31, 2004	2,068,882	$4,472,492	17,183,357	$11,229,386

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY, Continued

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Accumulated Deficit	Total Members' Equity
BALANCE - January 1, 2003	$(3,400,164)	$4,066,977

Cash contributions - 2003
Trillium Entities	—	1,250,000
Various individual shareholders	—	690,000
Cost of equity contributions	—	(133,245)

Issuance of partnership interest for non-cash
contributions:
Trillium Entities	—	17,500

Issuance of stock options to non-employees	—	95,906

Redemption of warrants for common stock	—	920

Net loss	(1,079,718)	(1,079,718)

BALANCE - December 31, 2003	(4,479,882)	4,908,340

Cash contributions - 2004
Various individual shareholders	—	265,000
Cost of equity contributions	—	(21,968)

Issuance of stock options to non-employees	—	201,183

Exercise of warrants for common stock	—	1,396,949

Net loss	(2,351,086)	(2,351,086)

BALANCE - December 31, 2004	$(6,830,968)	$4,398,418

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,351,086)	$(1,079,718)
Adjustments to reconcile change in net loss to net
cash used in operating activities:
Depreciation and amortization	316,287	136,544
Issuance of equity instruments to non-employees
for services	201,183	113,406
Changes in operating assets and liabilities:
Accounts receivable	7,954	(184,417)
Prepaid expenses and other assets	291,802	(10,186)
Unearned revenue	500,294	(500,790)
Accounts payable and accrued expenses	(26,040)	(99,448)

TOTAL ADJUSTMENTS	1,291,480	(544,891)

NET CASH USED IN OPERATING ACTIVITIES	(1,059,606)	(1,624,609)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(197,653)	(114,499)
Sale of equipment	—	1,000,000
Acquisition of patents	(185,134)	(122,449)

NET CASH (USED IN) PROVIDED BY
INVESTING ACTIVITIES	(382,787)	763,052

CASH FLOWS FROM FINANCING ACTIVITIES
Members' contributions, net of expenses	1,639,981	1,807,675
Proceeds of borrowings from members	—	10,032
Repayment of borrowings from members	(55,962)	(63,231)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,584,019	1,754,476

NET INCREASE IN CASH AND CASH EQUIVALENTS	141,626	892,919

CASH AND CASH EQUIVALENTS - Beginning	3,396,820	2,503,901

CASH AND CASH EQUIVALENTS - Ending	$3,538,446	$3,396,820

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2004	2003

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$15,575	$19,338

Exchanges of equipment for a right-to-use equipment
classified as a deferred asset	$—	$1,050,000

Receivable from sale of equipment	$—	$250,000

The accompanying notes are an integral part of these financial statements.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies

Nature of Business
VirtualScopics, LLC (the “Company”) is a New York Limited Liability Company formed on July 13, 2000. The Company primarily conducts its business activities in the United States. The Company’s headquarters are located in Rochester, New York. The Company’s business has evolved from research first carried out at the University of Rochester, a related party (Note 8). As a result of this research, the Company has created a suite of image analysis software tools and applications which are used in detecting and analyzing specific structures in medical images. The Company’s developed software provides unique and enhanced image processing, segmentation, data tracking and visualization capabilities characterizing minute changes in structures over time, with an eye toward applications in clinical research.

Concentration of Credit Risk
During the year ended December 31, 2003, the Company derived 76 percent and 13 percent of its revenue from its two largest customers, respectively. For the year ended December 31, 2004, the Company derived 81 percent and 7 percent from its two largest customers. Since inception, the Company has generated losses from operations and has been funded by private equity financing and the pre-payment of services by its largest customer.

Fair Value of Financial Instruments
Substantially all of the Company’s financial instruments are carried at fair value or at amounts approximating fair value.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2004 and 2003, the Company had cash balances in financial institutions in excess of the maximum amount insured by the Federal Deposit Insurance Corporation (“FDIC”).

Revenue Recognition
The Company primarily provides advanced medical image analysis which is charged to its customers on a per image basis and various consulting and project management services. Revenue is recognized after the services are rendered or the image analysis is delivered. During the year ended December 31, 2003, the Company began offering software development to its customers. Software development revenue includes integration, customization and development fees of the customer’s software and the Company’s software. Software development revenue is billed on a fixed price basis. Licensing revenue is recognized based upon rates per the number of data sets processed using the licensed software, in accordance with Statement of Position No. 97-2.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies, continued

Property and Equipment
Property and equipment is carried at cost. Office and computer equipment and furniture and fixtures are depreciated on a straight-line basis over the economic useful lives of the assets, which generally is five years. Software costs are depreciated on a straight-line basis over a three-year period. Repairs and maintenance costs are expensed as incurred. When property and equipment is sold or otherwise disposed of, the related cost and related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recognized and included in income.

Patents
Costs incurred to acquire and file for patents, including legal costs, are capitalized as long-lived assets and amortized on a straight-line basis over the expected life of the patent.

Right to Use Equipment
During the year ended December 31, 2003, the Company obtained the right to use a Magnetic Resonance Imaging (“MRI”) machine owned by the University of Rochester for a period of seven years (Note 8). The Company has recorded the value of the right to use as an other asset in the accompanying statements of financial position and is amortizing the deferred asset based on usage over the life of the agreement. For the years ended December 31, 2004 and 2003, the total amount charged to amortization which is included in the accompanying statements of operations was $135,407 and $0, respectively. Accumulated amortization on this deferred asset amounted to $135,407 and $0 as of December 31, 2004 and 2003, respectively.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
The Company has elected to be treated as a Limited Liability Company (“LLC”) for federal and state income tax purposes. As such, the Company is not liable for income taxes on its earnings (losses) and such earnings (losses) will be included in the personal income tax returns of its members.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies, continued

Allocation of Net Income and Losses
The terms of the Limited Liability Company Agreement states the following:

Net Income and Losses - Net income and losses shall be allocated to the members in proportion to their respective percentage interest in the Company.

Distributions - Distributions shall be made in accordance with each Member’s percentage interest at the time the distribution is made or on the record date, if any, established by the Board of Directors for determining which members are entitled to distributions.

Impairment of Long-Lived Assets
In the event that facts and circumstances indicate that the carrying amounts of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a writedown is required. If this review indicates that the assets will not be recoverable, the carrying value of the Company’s assets would be reduced to their estimated market value.

Research and Development
Research and development expense relates to the development of new products and processes including significant improvements to existing products. These costs are expensed as incurred.

Stock-Based Compensation
As permitted under Statement of Financial Accounting Standards (“SFAS”) No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which amended SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and the related interpretations including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25. Accordingly, no compensation cost is recognized for stock-based compensation unless the price of the stock at the grant date is in excess of the amount the individual must pay to acquire the stock. Accordingly, the Company determined there was no compensation expense attributable to these options. Pro forma disclosures of net loss, as if the fair value based method of accounting had been applied, are presented below.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued
Had compensation expense been determined based on fair value at the grant date for the awards under the Plan consistent with SFAS No. 123, the Company’s net loss for the years ended December 31, 2004 and 2003 would have been adjusted to the following pro forma amounts:

	For the Years Ended December 31,
	2004	2003
Net loss, as reported	$(2,351,086)	$(1,079,718)
Deduct: Total stock-based employee compensation expense determined under the fair value based method	(495,339)	(475,905)

Net loss, pro forma	$(2,846,425)	$(1,555,623)

To estimate compensation expense which would be recognized under SFAS No. 123, the Company used the Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through December 31, 2004; risk-free interest rate of 4.25 percent, expected dividends of 0 percent, 75.7 percent volatility (based on peer group volatility), and an expected life of 8.9 years.

The pro forma disclosures are not likely to be representative of the effects on reported net loss for future periods.

The Company accounts for its stock based payments to non-employees under the guidance of Emerging Issues Task Force (“EITF”) 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Connection with Selling Goods or Services,” which states that the transaction should be valued based on the fair value of the services provided or the fair value of the equity received, whichever is more reliably measurable.

Recent Accounting Pronouncements
In December 2004, the FASB finalized SFAS No. 123R “Share Based Payment” (“SFAS 123R”), which amends SFAS No. 123, effective for the Company beginning January 1, 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in the financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flows effects resulting from share-based payment arrangements. The effect of expensing stock options on the results of operations using a Black-Scholes option pricing model is presented above. The Company has not yet adopted this standard.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies, continued

Reclassifications
Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation. These changes had no effect on reported financial position or results of operations.

NOTE 2 - Property and Equipment

Property and equipment consisted of the following at December 31,:

	2004	2003
Office equipment	$386,226	$206,423
Furniture and fixtures	12,450	7,719
Software	60,308	47,188
	458,984	261,330
Less: accumulated depreciation	(146,856)	(64,116)

Property and Equipment, Net	$312,128	$197,214

Depreciation expense amounted to $82,740 and $46,626 for the years ended December 31, 2004 and 2003, respectively.

NOTE 3 - Due to Members

Due to members at December 31, 2004 and 2003 amounted to $328,634 and $384,596, respectively.

During 2001, the Company entered into note agreements with two members in the amount of $32,500 each, with interest accruing at the rate of 12 percent per annum until the notes are paid in full. The principal and interest on the notes were originally due on October 26, 2001. The notes were amended prior to this date and, at the present time, there is no scheduled maturity date. Total interest accrued but not paid on these notes amounted to $35,440 and $24,136 at December 31, 2004 and 2003, respectively.

During 2002, the Company entered into additional note agreements with these two members, along with two additional members, for total cash proceeds of $360,000. The notes are payable in quarterly installments of principal and interest and bear interest at the rate of 5.75 percent per annum and are due on December 31, 2007. As of December 31, 2004 and 2003, there was no accrued interest on these loans.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Due to Members, continued

Interest expense amounted to $26,272 and $31,777 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4 - Patents

On May 24, 2002, the Company purchased from the University of Rochester, a related party, certain patents developed by the Company’s founders and previously licensed by the Company under an Exclusive Right Agreement. The Company paid $1,500,000 and issued warrants to acquire 375,000 common units to the University of Rochester for the full right and title to the patents. The warrants were recorded at fair value which totaled $157,000. This amount was capitalized and is included in the costs of the patents and was charged as an increase to members’ contribution. In addition, the Company capitalized $185,134 and $122,449 during the year ended December 31, 2004 and 2003, respectively, of legal expenses and filing fees associated with these acquired and other subsequently filed patents. Accumulated amortization on the patents amounted to $234,086 and $135,946 as of December 31, 2004 and 2003, respectively. Amortization expense for the years ended December 31, 2004 and 2003 amounted to $98,140 and $89,918, respectively. The estimated amortization expense, based on current patent balances as of December 31, 2004, for the next five years, is as follows:

For the Years Ending December 31,	Amount
2005	$105,782
2006	$105,782
2007	$105,782
2008	$105,782
2009	$105,782

NOTE 5 - Lease Commitments

In November 2003, the Company entered into a lease agreement for office space at its corporate headquarters in Rochester, New York. The lease is for 30 months ending in April 2006 and is renewable for an additional two-year term thereafter. Rent expense for the years ended December 31, 2004 and 2003 was $167,634 and $104,031, respectively. Future rental payments under the lease are as follows:

For the Years Ending December 31,	Amount
2005	$164,257
2006	54,752

Total	$219,009

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Equity Transactions

Common Units
As a New York State Limited Liability Company, a holder of a common unit is considered a member of the Company and participates in the ownership, including voting rights, of the Company according to their respective ownership interest. The Company has 22,306,121 common units authorized of which 10,885,458 were issued and outstanding as of December 31, 2004 for contributions of $1,547,869 in cash and $81,436 in services.

Preferred Units

The Company is authorized to issue 8,206,794 Preferred Units. Each Series A Preferred Unit, Series B Preferred Unit and Series C Preferred Unit shall be convertible, at the option of the holder thereof, at any time and form time to time, into such number of fully paid and nonassessable Common Units as is determined by dividing the Series A Preferred Capital Amount Per Unit, the Series B Capital Amount Per Unit or Series C Preferred Capital Amount Per Unit, as applicable, by the Conversion Price for such series of Preferred Unit in effect at the time of conversion. The Conversion Price for the Preferred Units shall initially be the Preferred Capital Amount Per Unit. Such initial Conversion Price, and the rate at which Preferred Units may be converted into Common Units, shall be subject to Adjustment as defined.

In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Units.

The Company may, at its option, require all holders of Preferred Units then outstanding to convert their Preferred Units into Common Units, at the then effective conversion rate, at any time on or after the closing of the sale of Common Units, in a fully, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least ten million dollars ($10,000,000) of net proceeds to the Company, at a price per Unit which would result in a market capitalization of the Company of no less than twenty-five million dollars ($25,000,000) based upon the number of outstanding Units of the Company immediately prior to the commencement of the underwritten public offering.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Equity Transactions, continued

Preferred Units, continued

Series A Preferred
During 2001, the Company authorized and issued 2,850,915 Series A Preferred units to a venture capital firm for cash proceeds of $2,000,000. The holder of a Series A Preferred unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if they held an equal number of common units. In addition, the holder of the Series A Preferred unit has a liquidation preference ($2,000,000 at December 31, 2004) over all other members, and is eligible to receive cumulative dividends at the rate of 7.5 percent per annum. As of December 31, 2004 and 2003, dividends of approximately $500,000 and $350,000, respectively, would be payable upon the occurrence of: 1) sale of the Company, 2) sale of the common units in public offering, or 3) the dissolution or liquidation of the Company.

Series B Preferred
In June 2002, the Company authorized and issued 1,378,102 Series B Preferred units to a customer for $2,500,000. The holder of a Series B Preferred unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if they held an equal number of common units. The holders of the Series B Preferred units and Series C Preferred units share a liquidation preference ($2,500,000 at December 31, 2004) over all members except for Series A Preferred unit holders. In addition, the holders of Series B and Series C Preferred units are eligible to receive cumulative dividends at the rate of 5.0 percent per annum. As of December 31, 2004 and 2003, dividends of approximately $325,000 and $187,000, respectively, would be payable upon the occurrence of: 1) sale of the Company, 2) sale of the common units in public offering, or 3) the dissolution or liquidation of the Company. The payment of the Series B and Series C dividends is subordinate to the payment of the Series A dividends.

Series C Preferred
In December 2002, the Company authorized 2,977,777 and issued 1,088,889 Series C Preferred units for net cash proceeds of $2,422,705. The holder of a Series C Preferred unit is a member of the Company and participates in the ownership of the Company including the allocation of net income and losses as if they held an equal number of common units. The holders of the Series B Preferred units and Series C Preferred units share a liquidation preference ($2,450,000 at December 31, 2004) over all members except for Series A Preferred unit holders. In addition, the holders of Series B and Series C Preferred units are eligible to receive cumulative dividends at the rate of 5.0 percent per annum.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Equity Transactions, continued

Preferred Units, continued

Series C Preferred, continued
During 2003 and 2004, the Company issued 979,993 additional Series C Preferred units for net cash proceeds of $2,049,787. In addition, the members of the Company approved authorizing an additional 1,000,000 Series C Preferred units in May 2003. As of December 31, 2004 and 2003, dividends of approximately $422,000 and $186,000, respectively, of Series C dividends would be payable upon the occurrence of: 1) sale of the Company, 2) sale of the common units in public offering, or 3) the dissolution or liquidation of the Company. The payment of the Series B and Series C dividends is subordinate to the payment of the Series A dividends.

Warrants
Warrants to purchase common units have been issued to various investors at exercise prices ranging from $0.70 to $2.25 per common unit. As of December 31, 2004 and 2003, there were 559,222 and 1,978,680 warrants outstanding, respectively, which were issued at fair value and amounted to $330,500, which was recognized as contributions when the warrants were issued.

During the year ended December 31, 2004, one of the warrant holders exercised 1,425,458 warrants to purchase common units at an exercise price of $0.98, which resulted in cash proceeds of $1,396,949.

Stock Options
The Company’s 2001 Long-Term Incentive Plan (“the 2001 Plan”) authorized the award of or the option to purchase up to 1,757,979 units of the Company’s common units to directors, officers and employees of the Company. The 2001 Plan was approved by the Board of Directors in November 2002. In May 2003, the members approved the authorization of an additional 800,000 units into the Plan. In September 2004, the members approved the authorization of an additional 1,000,000 units into the Plan.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Equity Transactions, continued

Stock Options, continued
During the years ended December 31, 2004 and 2003, the Company granted options to purchase 911,000 and 416,850 common units, respectively, to employees at an exercise price of $2.25, which approximated the fair value on the respective grant dates. These options will vest ratably during the first three years following their issuance and have a ten-year life.

	Number of Options	Weighted Average Exercise Price
Options outstanding at December 31, 2002	1,232,687	$1.13

Granted	416,850	2.25
Cancelled	(169,999)	(1.81)

Options outstanding at December 31, 2003	1,479,538	1.38

Granted	911,000	2.25
Cancelled	(143,633)	(2.02)

Options outstanding at December 31, 2004	2,246,905	$1.69

Additional information with respect to the outstanding options as of December 31, 2004 is as follows:

Exercise Price	Number Outstanding at December 31, 2004	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2004	Weighted Average Exercise Price
$0.70	735,087	6.6	$0.70	735,087	$0.70
1.81	253,768	7.4	1.81	248,067	1.81
2.25	1,258,050	9.3	2.25	117,346	2.25

	2,246,905	8.2	$1.69	1,100,500	$1.12

During the years ended December 31, 2004 and 2003, the Company issued 89,415 and 42,625 options to non-employees valued at $201,183 and $95,906, respectively, for radiological services performed. These options to non-employees vest immediately, have a $2.25 exercise price and a term of seven years from the date of grant. The value of the options was based on the replacement value of the services performed and is included in the Company’s statements of operations.

VIRTUALSCOPICS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - Benefit Plan

The Company has a defined contribution plan which covers all of its full-time employees. The employees’ annual contributions are limited to the maximum allowed under the Internal Revenue Code. Currently, there is no Company match for employee contributions.

NOTE 8 - Related Parties

On June 26, 2002, the Company entered into a multi-year strategic relationship with Pfizer Inc. (“Pfizer”) to accelerate the discovery, validation and application of image-based biomarkers for clinical research. Under the terms of the agreement, Pfizer invested $2,500,000 in the Company, giving it 10 percent ownership. Additionally, Pfizer will purchase services from the Company over three years in excess of $1,500,000. Of this amount, $750,000 was paid in advance in conjunction with the signing of this agreement. The Company used $1,500,000 of the investment to purchase the intellectual property that it was licensing from the University of Rochester. As of March 4, 2005, this agreement has not yet been renewed or extended, however, a renewal of this agreement is currently being negotiated.

In December 2002, the Company received an investment of $2,450,000 from GE Medical Systems for 1,088,889 of the Company’s Series C Preferred units. Upon receipt of the proceeds of this investment, the Company purchased an MRI (Magnetic Resource Imaging) machine from this investor, for $2,300,000. During 2003, the equipment was sold to the University of Rochester, a related party, for $2,300,000. As of December 31, 2004, the Company had received $1,250,000 of the payment from the University of Rochester. Additionally, the Company retained the right to use the machine exclusively one day a week for the next seven years. The advanced use of the equipment of $1,050,000 is recorded as an other asset on the statement of financial position as of December 31, 2004 and is being amortized based on usage over the life of the agreement. The equipment is being used by the Company for research and to broaden its ability to service its customers.

In March 2003, the Company entered into an agreement with Matrix USA, LLC, a related party of the Chairman of the Board and indirect member of the Company, to act as a placement agent for a private placement of the Company’s Series C Preferred Shares. Under the terms of the agreement, the Company will pay a placement fee of 12 percent of the gross proceeds along with one warrant to purchase the Company’s common units at $2.25 per unit for every ten units sold in the private placement. As of December 31, 2004, the Company had paid Matrix $103,380 and has issued 36,667 warrants under this agreement.